CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust and to the use of our report dated December 30, 2016 on the financial statements and financial highlights of RNC Genter Dividend Income Fund, a series of shares of Investment Managers Series Trust. Such financial statements and financial highlights appear in the 2016 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 27, 2017

Ashland Partners & Company LLP	525 Bigham Knoll, Suite 200 Jacksonville, OR 97530 541.857.8800 www.ashlandpartners.com

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the use of our Independent Accountant's Report dated December 9, 2016, covering the period January 1, 2001 through June 30, 2016 and to all references to our firm included in the RNC Genter Dividend Income Fund Prospectus provided to us on February 22, 2017.

February 24, 2017

Ashland Partners & Company LLP

By:	/s/Jessica Parker
Jessica Parker CPA, CIPM
Partner

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